UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 18, 2011

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 18, 2011, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s headquarters located at 26 Technology Drive, Irvine, CA 92618.  The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected eight individuals to the Board of Directors, each receiving over 96% of the votes cast as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenneth L. Campbell	145,908,630	5,366,708	43,565,141
Bruce A. Choate	147,115,529	4,159,809	43,565,141
James L. Doti	146,004,869	5,270,469	43,565,141
Ronald R. Foell	146,165,097	5,110,241	43,565,141
Douglas C. Jacobs	146,312,448	4,962,890	43,565,141
David J. Matlin	145,392,287	5,883,051	43,565,141
F. Patt Schiewitz	146,943,373	4,331,965	43,565,141
Peter Schoels	145,389,460	5,885,878	43,565,141

Proposal No. 2

The Company’s stockholders approved the Company’s Amended and Restated 2008 Equity Incentive Plan with over 88% of votes being cast for approval.

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,529,482	17,139,941	605,915	43,565,141

Proposal No. 3

The Company’s stockholders overwhelmingly approved the compensation of our named executive officers with over 99% of votes being cast for approval.

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,062,943	889,464	322,931	43,565,141

Proposal No. 4

The Company’s stockholders recommended a three year frequency for future non-binding votes to approve the compensation of our named executive officers with nearly 85% of votes being cast in favor of the Board's recommendation of a three year frequency.

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
128,103,154	365,972	22,674,547	131,665	43,565,141

Proposal No. 5

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the 2011 fiscal year with over 99% of votes being cast to ratify appointment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,166,266	1,351,454	322,759	—

Proposal No. 6

The Company’s stockholders overwhelmingly rejected a stockholder proposal concerning the adoption of quantitative greenhouse gas emissions goals, with only 4.8% of votes being cast in favor of the proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,291,261	135,589,860	8,424,217	43,565,141

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

Dated: May 18, 2011	By:	/s/ JOHN M. STEPHENS
Name: John M. Stephens
Title: Senior Vice President & Chief Financial Officer